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EXHIBIT 23.2
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-46463) filed with the Securities and Exchange Commission on February 17, 1998 and Form S-8 Registration Statement (File No. 333-54202) filed with the Securities and Exchange Commission on January 24, 2001.

                                         ARTHUR ANDERSEN LLP

Philadelphia, Pa.
 March 30, 2001